EXHIBIT 23




		      INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-33215 on Form S-8 and Registration Statement No. 333-30695 on Form S-8 of our report dated June 26, 1998 on the financial statements of the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company for the year ended December 31, 1997 appearing in this Annual Report on Form 11-K of FPL Group, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Miami, Florida
June 26, 1998